                                                                    EXHIBIT 21.1

                               KOPIN CORPORATION

                       SUBSIDIARIES OF KOPIN CORPORATION

The Registrant has the following wholly owned ("W") and majority owned subsidiaries ("M"):


     Subsidiary            Type     State of Incorporation     Fiscal Year End
     ----------            ----     ----------------------     ---------------

VS Corporation              W             Delaware               December 31
Forte Technologies, Inc.    M             New York               December 31